SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

MULTIBAND CORPORATION

(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: ___________________

2)	Aggregate number of securities to which transaction applies: ___________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction: ___________________

5)	Total fee paid: ___________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ______________________

(2)	Form, Schedule or Registration Statement No.: ______________________

(3)	Filing Party: ______________________

(4)	Date Filed:

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MULTIBAND CORPORATION

AND SUBSIDIARIES

5605 Green Circle Drive

Minnetonka, Minnesota 55343

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

To be held September 27, 2012

The Annual Meeting of the Shareholders of Multiband Corporation and Subsidiaries (Multiband or the Company) will be held at La Quinta Inn and Suites, 5151 American Boulevard West, Bloomington, MN 55437 on September 27, 2012 at 3:00 p.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement.

1.	To elect seven Directors for a term of one year.

2.	To ratify the election of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for fiscal year 2011.

3.	To ratify the election of Ernst & Young, LLP, as the independent registered public accounting firm of the Company for fiscal year 2012.

4.	To transact such business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at the close of business August 3, 2012 will be entitled to receive notice of and vote at the meeting. The Company’s Board of Directors recommends a vote in favor of all the proposals.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Returning your proxy will help the Company ensure a quorum and avoid the additional expense of duplicate proxy solicitations. Any shareholder attending the meeting may vote in person even if he or she has returned the proxy.

By Order of the Board of Directors,

/s/ Steven M. Bell

Steven M. Bell

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON September 27, 2012

The following materials, also included with this Notice, are available for view on the Internet at http://www.multibandusa.com/investorRelations.asp

•	Proxy Statement for the Annual Meeting of Shareholders
•	Annual Report to Shareholders, including Form 10-K, for the year end December 31, 2011.

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MULTIBAND CORPORATION

5605 Green Circle Drive

New Hope, Minnesota 55428

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

September 27, 2012

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

The mailing address of the principal corporate office of the Company is 5605 Green Circle Drive, Minnetonka, MN 55343. This Proxy Statement and the form of proxy, which is enclosed, are being mailed to the Company’s shareholders commencing on or about August 17, 2012.

Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company. All shares of common stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction of the proxies. If any others matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting there under will have discretion to vote on such matters in accordance with their best judgment.

When stock is in the name of more than one person, each such person must sign the proxy. If the shareholder is a corporation, an executive or other authorized officer must sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, and guardian or in any other representative capacity, the signer’s full title should be given and, if not previously furnished, a certificate or other evidence of appointment must be furnished.

A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates.

In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by the Directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred by them in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

The Company is including with this Proxy Statement its Annual Report to shareholders for the year ended December 31, 2011, which includes a copy of the Company’s Form 10-K, as filed with the Securities and Exchange Commission. Shareholders may receive, without charge, additional copies of the Form 10-K, by writing to Multiband Corporation at its principal corporate office.

The presence at the Annual Meeting in person or by proxy of the holders of 34% of the outstanding shares of the Company’s common stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on August 3, 2012 (the Record Date) will be entitled to vote at this meeting. On the Record Date, there were 21,695,609 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the Record Date. The affirmative vote of holders of a majority of shares of common stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Annual Meeting.

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock by (i) each of our executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each of those known by us to be beneficial owners of more than 5% of our common stock.

The percentage ownership information shown in the table is based upon 21,695,609 shares outstanding as of August 3, 2012. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of August 3, 2012 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Multiband Corporation, 5605 Green Circle Drive, Minnetonka, Minnesota 55343.

Name	Number of Shares Beneficially Owned		Percent of Common Shares Outstanding
Executive Officers and Directors
Steven M. Bell	279,563	(1)	1.28%
Frank Bennett	427,766	(2)	1.96
Jonathan Dodge	127,721	(3)	*
Eugene Harris	212,072	(4)	*
James L. Mandel	813,340	(5)	3.64
Donald Miller	357,242	(6)	1.64
Peter Pitsch	24,077	(7)	*
David Ekman	437,250	(8)	2.00
Henry Block	16,666	(9)	*
Kent Whitney	104,866	(10)	*
Tom Beaudreau	99,999	(11)	*
All directors and officers as a group (11 persons)	2,957,862	(12)	13.37

5% Shareholders
Trellus Management Company, LLC 350 Madison Avenue, 9th Floor New York, NY 10022	1,253,400	(14)	5.78
Wellington Management Company, LLP and affiliates 280 Congress Street Boston, MA 02210	2,253,400	(13)	10.39
J. Carlo Canell P.O. Box 3459 Jackson, WY 83001	1,151,752	(15)	5.31

*	Indicates ownership of less than 1%.
(1)	Includes vested options to acquire 161,350 shares of common stock. Mr. Bell's beneficial ownership does include 6,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims beneficial ownership.
(2)	Includes warrants and vested options to purchase 132,475 shares of common stock.
(3)	Includes vested options to acquire 89,626 shares of common stock.
(4)	Includes warrants and vested options to purchase 105,927 shares of common stock.
(5)	Includes vested options to purchase 646,073 shares of common stock.
(6)	Includes warrants and vested options to purchase 124,626 shares of common stock.
(7)	Includes vested options to acquire 15,071 shares of common stock
(8)	Includes vested options to purchase 73,433 shares of common stock and 109,000 Series C Preferred Shares convertible into 43,600 shares of common stock.
(9)	Includes vested options to acquire 16,666 shares of common stock. As of July 10, 2012, Henry Block is no longer Vice President of Marketing.
(10)	Includes vested options to acquire 66,666 shares of common stock
(11)	Includes vested options to acquire 99,999 shares of common stock
(12)	See footnotes 1 through 11 above.
(13)	Information based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012.
(14)	Information based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012.
(15)	Information based on Schedule 13G filed with the Securities and Exchange Commission on February 2, 2012.

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1. ELECTION OF DIRECTORS

The Nominating and Governance Committee has nominated seven persons for election at the 2012 Annual Meeting as Directors for a one-year term expiring at the 2013 Annual Meeting. The Directors will hold office for the term for which elected and will serve until their successors have been duly elected and qualified.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees in the table below, except for those proxies that withhold such authority. In the event that any of the nominees of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxy will be voted for the election of such other individual as the Nominating and Governance Committee shall designate in the place of such nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

Information About Nominees

The following information has been furnished to the Company by the respective nominees for Director.

Name	Age	Position	Director Since
James L. Mandel	56	Chief Executive Officer and Director	1998
Steven M. Bell	53	General Counsel, Chief Financial Officer and Director	1994
Frank Bennett	55	Director	2002
Eugene Harris	47	Director	2004
Donald Miller	71	Chairman of the Board of Directors	2001
Peter A. Pitsch	59	Director	2011
Dr. Martin Singer	61	Director	-

James Mandel has been the Chief Executive Officer and a Director of Multiband since October 1, 1998. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., a gaming company. Mr. Mandel serves on the board of GeoSpan Corporation, a geospatial imaging company, and is a director of the Independent Multi-Family Communications Council, a national trade group for the private cable industry. Mr. Mandel is a graduate of the Leed’s School of Business Administration at the University of Colorado at Boulder. Among other attributes, skills and qualifications, the Board believes that Mr. Mandel is qualified to serve as a Director based on his long service to Multiband both as its Chief Executive Officer and as a Director, and his resulting deep familiarity with Multiband’s operations and its industry. In addition, his prior executive management experience in the casino industry and his current experiences as a private company director of companies in industries different than Multiband’s industry provide the Board with a broad range of knowledge regarding management and operational strategies.

Steven M. Bell was General Counsel of Multiband from June 1985 through October 1994, at which time he also became Chief Financial Officer. He is a graduate of the University of Minnesota and William Mitchell College of Law. Among other attributes, skills and qualifications, the Board believes that Mr. Bell is qualified to serve as a Director based on his extensive service to Multiband as its General Counsel, Chief Financial Officer and as a Director, and his unique experience and knowledge of Multiband’s history, operations, and industry. Mr. Bell also brings significant financial and legal expertise to the Board.

Frank Bennett has been a Director of Multiband since 2002 and is the Chairman of Multiband’s Audit and Nominating and Governance Committees. Mr. Bennett is President of Artesian Management, Inc., a private equity investment firm. Prior to founding Artesian Management in 1989, he was a Vice President of Mayfield Corporation, a venture capital firm, and a Vice President of Corporate Finance of Piper Jaffray & Co. and a Vice President of Piper Jaffray Ventures, Inc. Previously, Mr. Bennett also served as an independent director of several large public companies including Fairfax Financial Holdings LTD. (FFH.TO/Toronto), a publicly-held multinational property and casualty insurance and investment company with $35 billion in assets, and Odyssey Re Holdings Corp., then a publicly-held multinational reinsurance company with $5 billion in assets; served as a director and Chairman of the Audit Committee of Crum and Forster Holdings Corp., then a publicly-reporting property and casualty insurance company with $5 billion in assets; and as a director of Northbridge Financial Corporation, then a publicly-held Canadian property and casualty insurance company with US $2 billion in assets. Among other attributes, skills and qualifications, the Board believes that Mr. Bennett is qualified to serve as a Director and as Chairman of Multiband’s Audit Committee based on his financial expertise and knowledge of investment banking, finance and raising capital. In particular, he has assisted management with structuring debt and equity offerings. The Board also believes that Mr. Bennett is qualified to serve on the Nominating and Governance Committee based on the diverse experience he has gained at companies throughout his career and through his service on Multiband’s Board.

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Eugene Harris has been a Director of Multiband since April 2004 and is Chairman of the Compensation Committee and a member of the Audit and Nominating and Governance Committees. He is the Managing Member of Step Change Advisors, LLC, a portfolio management and financial consulting company. Prior to forming Step Change Advisors, LLC, Mr. Harris was Chief Operating Officer of Fulcrum Securities and President of Fulcrum Advisory Services. Mr. Harris joined Fulcrum in 2007 after spending four years at Flagstone Securities. Mr. Harris joined Flagstone after 10 years as the majority shareholder of Eidelman, Finger, Harris & Co., a registered investment advisor. Prior to joining Eidelman, Finger, Harris & Co., Mr. Harris held positions in general management and new business development for the Monsanto Company, an agricultural products company, from 1990 to 1994. He also was an Associate Consultant with Bain and Co. from 1986 to 1988. He is a Chartered Financial Analyst and is a member of the Financial Analysts Federation. In addition to Multiband, Mr. Harris serves on the Board of Directors of the Business Bank of St. Louis and eTab. Among other attributes, skills and qualifications, the Board believes that Mr. Harris is qualified to serve as a Director and as a member of the Audit Committee and to chair the Compensation Committee based on his financial expertise. The Board also believes that Mr. Harris is qualified to serve on the Nominating and Governance Committee based on the significant management and operational experience gained throughout his career across a range of industries, and through his service on Multiband’s Board and on other, private company boards.

Donald Miller has been a Director of Multiband since September 2001 and is Chairman of the Board of Directors and a member of the Audit and Compensation Committees. Mr. Miller worked for Schwan’s Enterprises from 1962 to 2007, primarily as Chief Financial Officer. He serves on the Board of Directors of Schwan’s Enterprises and is the Chairman of the Finance Committee and a member of the Audit and Risk Committees. Mr. Miller also serves on the Board of Directors of Bi-phase Technologies, LLC. Among other attributes, skills and qualifications, the Board believes that Mr. Miller is qualified to serve as Chairman of the Board based on his extensive business experience, financial literacy and tenure with Multiband. The Board also believes that Mr. Miller is qualified to serve on the Audit Committee due to his financial expertise, having served as the Chief Financial Officer of another company for several decades and his service on other audit committees, and that Mr. Miller is qualified to serve on the Compensation Committee due to his experience serving as a public and private company director.

Peter K. Pitsch has been a Director of Multiband since August 2011 and is a member of the Nominating and Governance Committee. Mr. Pitsch is the Executive Director of Communications Policy and Associate General Counsel for Intel Corporation. He is responsible for coordination of Intel’s global telecommunications policies. Prior to joining Intel, Pitsch was the president of Pitsch Communications from 1989 to 1998 which represented telecommunications clients before the FCC and Congress. Pitsch was the Chief of Staff to the Chairman of the Federal Communications Commission from 1987 to 1989 and Chief of FCC’s Office of Plans and Policy from 1981 to 1987. He was a senior attorney at Montgomery Ward, Inc. from 1979 to 1981. Prior to that, he worked for three years as an attorney at the Federal Trade Commission including as attorney-advisor to FTC Commissioner Calvin Collier. Mr. Pitsch received a B.A. in Economics from the University of Chicago in 1973 and his J.D. from Georgetown University Law Center in 1976. He is a member of the District of Columbia Bar, the Virginia State Bar, and the Federal Communications Bar Association. Among other attributes, skills and qualifications, the Board believes that Mr. Pitsch is qualified to serve as a Director and as a member of the Nominating and Governance Committee based on his extensive legal and business experience.

Dr. Martin Singer has been nominated to serve as a Director concurrent with this year’s annual meeting and related shareholder vote. Mr. Singer was nominated to serve as a Director by a company shareholder. Dr. Singer serves as the Chief Executive Officer and Chairman of the Board for PCTEL, Inc., a position he has held since October 2001. Prior to that, he served as PCTEL, Inc.’s non-executive Chairman of the Board from February 2001 until October 2001, and he has been a director of PCTEL, Inc., since August 1999. From December 1997 to August 2000, Dr. Singer served as President and Chief Executive Officer of SAFCO Technologies, a wireless communications company. He left SAFCO in August 2000 after its sale to Agilent Technologies. From September 1994 to December 1997, Dr. Singer served as Vice President and General Manager of the wireless access business development division for Motorola, Inc., a communications equipment company.  Prior to this period, Dr. Singer held senior management and technical positions in Motorola, Tellabs, AT&T and Bell Labs. Dr. Singer holds a Bachelor of Arts degree in psychology from the University of Michigan, and a Master of Arts degree and Ph.D. in Experimental Psychology from Vanderbilt University. He has served as the Chairman and Co-Chair of the Midwest Council of TechAmerica (formerly AeA) and has served on the Standing Advisory Group for the Public Company Accounting Oversight Board and Advisory Board for the MMM program at Kellogg School of Business. From March 2009 until September 2010 he also served on the board of directors of Westell Technologies, Inc., a leading provider of broadband products, gateways and conferencing services, and was Chair of Westell’s Compensation Committee. In 2006, Dr. Singer was appointed to the board of directors of ISCO International, a provider of spectrum conditioning solutions to wireless and cellular providers worldwide, where he also chaired the Compensation Committee until he left the board in 2007. Dr. Singer is a member of the Economic Club of Chicago and currently has served as the chair and co-chair of the Technology Nominating Committee. Recently, he served as a Commissioner on Illinois’ Economic Recovery Commission, appointed by Governor Quinn to that position. In March 2011, he was appointed by Governor Quinn to the Illinois Broadband Deployment Council. Dr. Singer has 8 patents in telecommunications and is the author of several essays on the telecommunications industry and technology competitiveness. He was awarded the Martin Sandler Achievement Award by the American Israel Chamber of Commerce in 2007 and the Executive Leadership Award by the AeA in 2008. Dr. Singer is a seasoned industry expert with strong knowledge of the Company’s business and technology. The Board believes that Mr. Singer is qualified to serve as a director due to his expertise in business strategy, intellectual property, strategic alliances and business technology.

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The Company knows of no arrangements or understandings between a director and any other person pursuant to which any person has been selected as a director. There is no family relationship between any of the directors or executive officers of the Company.

Senior Management

Dave Ekman is the Chief Information Officer of Multiband. He founded a computer company in 1981 that subsequently merged with Vicom, Incorporated, Multiband’s predecessor, in November 1999. Mr. Ekman has 30 years of experience in voice & data technologies including starting a commercial ISP company in 1994. He serves on the Board of Trustees of the North Dakota State University Development Foundation.

Kent Whitney is the Chief Operating Officer of Multiband. He joined Multiband in 2004 as Vice President of Operations. In 1994, Mr. Whitney became a DIRECTV retail television receive-only dealer. In 1996, he joined Pace Electronics, an electronics contract manufacturing company, and was General Manager and later Vice President. In 1998, Mr. Whitney co-founded Minnesota Digital Universe (MNMDU), a current Multiband subsidiary. Mr. Whitney has served on the Board of Directors of the Satellite Broadcasting & Communications Association and the Independent Multi-Family Communications Council.

Henry Block served as the Vice President of Marketing from January 2008 to July 2012. He served as President of Michigan Microtech, Inc., a former subsidiary of DirecTECH Holding Company, Inc. from 1980 to 2005. Mr. Block continues to serve on the Board of Directors of DirecTECH Holding Company, Inc.

Tom Beaudreau is the President of the MDU Division for Multiband.  Mr. Beaudreau joined Multiband in 2008 as the Chief Analytical Officer.  Prior to joining Multiband, he was the Chief Executive Officer of DirecTECH Holding Company, Inc.  Mr. Beaudreau has over 25 years of experience in the cable and satellite industry and has served on the Board of Directors for DirecTECH Holding Company, Inc. and the Satellite Broadcasting and Communications Association.

Board of Directors and its Committees

The Board of Directors met four times in 2011. As permitted by Minnesota Law, the Board of Directors also acted from time to time during 2011 by unanimous written consent in lieu of conducting formal meetings. Last year, there were five such actions and accompanying board resolutions passed. The Board has designated an audit committee consisting of Eugene Harris, Donald Miller and Frank Bennett. The Board also designated a Compensation committee consisting of Jonathan Dodge, Eugene Harris, and Donald Miller. Frank Bennett, Eugene Harris and Peter Pitsch were also designated to the Nominating and Governance committee. Frank Bennett is the chairman of the Audit and the Nominating and Governance committees. Eugene Harris is the chairman of the Compensation committee.

To the best of the Company’s knowledge, none of the Company’s directors have been involved with any legal proceedings brought by the government or private individuals during the past ten years that involve allegation of securities law violations or other fraud.

Diversity

The Company has no formal board diversity policy at present. The Company’s Nominating and Governance committee, in assessing candidates for potential board membership, does examine whether those candidates have particular skill sets or elements in their background that would raise the board’s overall level of expertise and enhance the furtherment of the Company’s business plans and objectives.

Director Term Limits

On August 3, 2012, upon recommendation from our Nominating and Governance Committee, our board of directors adopted a term limit policy limiting non-management directors to no more than 15 years of service on the board. Consistent with this policy, Jonathan Dodge will not be standing for reelection to the board in 2012.

Committee Rotation Policy

On August 3, 2012, upon recommendation from our Nominating and Governance Committee, our board of directors adopted a board committee rotation policy for non-management directors pursuant to which all board committee chairs will rotate at least every five years. The Nominating and Governance Committee will align board committee chair assignments in accordance with this policy going forward.

Director Stock Ownership

On August 3, 2012, upon recommendation from the Nominating and Governance Committee, our board of directors adopted a policy whereby all non-management directors must own an amount of Company common stock equal to or greater than three times the amount of a non-management directors’ annual retainer fee after the fourth anniversary of their election to the board.

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Shareholder Communication with the Board

Our Board welcomes your questions and comments.  If you would like to communicate directly to our Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may contact our website via www.multibandusa.com, section Investor Relations.  All communications will be forwarded to our Audit committee.

Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate with Directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all Directors are encouraged to attend the Annual Meeting of Shareholders. Seven of our directors attended our Annual Meeting in 2011.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of the management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board as a whole primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk. The Compensation Committee addresses risks related to compensation and other talent-related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions.

Audit Committee

Our audit committee:

•	recommends to our Board of Directors the independent registered public accounting firm to conduct the annual audit of our books and records;
•	reviews the proposed scope and results of the audit;
•	approves the audit fees to be paid;
•	reviews accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff; and
•	reviews and approves transactions between us and our Directors, officers and affiliates.

Our audit committee has a formal charter which is available and can be reviewed on the Company’s website.

Our Audit Committee met five times during 2011.  As previously reported, the Company determined that Mr. Dodge no longer met the “independence” requirements under NASDAQ Rule 5605(c)(2) for serving as an audit committee member of the Company. After the internal review and effective April 25, 2011, Mr. Dodge resigned from the Company’s audit committee and effective the same date, the Company’s independent board members appointed Eugene Harris, Multiband director, as an audit committee member. The Audit Committee is comprised entirely of individuals who meet the independence and financial literacy requirements of NASDAQ listing standards. Our Board has determined that all three members, Eugene Harris, Donald Miller, and Frank Bennett qualify as an "audit committee financial expert" and each is independent from management as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended. The Company acknowledges that the designation of the members of the audit committee as financial experts does not impose on them any duties, obligations or liability that are greater than the duties, obligations and liability imposed on them as a member of the audit committee and the Board of Directors in the absence of such designation.

Report of the Audit Committee

March 21, 2012

To the Board of Directors of Multiband Corporation:

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the year ended December 31, 2011, the committee met five times, and Frank Bennett, as the Audit Committee chair and representative of the Audit Committee, discussed the interim financial information contained in quarterly and annual filings on Forms 10-Q and 10-K, respectively, with the Company’s Chief Financial Officer and the Company’s independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Securities Acts and Standards of the Public Company Accounting Oversight Board, discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors’ independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The audit committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks.

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The audit committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by Standards of the Public Company Accounting Oversight Board and, both with and without management present, discussed and reviewed the results of the independent registered public accounting firms’ examination of the Company’s consolidated financial statements. The audit committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2011 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the Company’s independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the review referred to above and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee also recommended a new independent registered public accounting firm for 2012, subject to shareholder approval, and the Board of Directors concurred in such recommendation.

THE AUDIT COMMITTEE

Frank Bennett, Chairman Eugene Harris Donald Miller

Nominating and Governance Committee

The Nominating and Governance Committee consists of Frank Bennett, Eugene Harris and Peter Pitsch. The Nominating and Governance Committee's duties include adopting criteria for recommending candidates for election or re-election to our Board and its committees, considering issues and making recommendations considering the size and composition of our Board. The Nominating and Governance Committee will also consider nominees for Director suggested by shareholders in written submissions to the Company's Secretary. The Nominating and Goverance Committee met three times during 2011.

Director Nomination Procedures

Director Manager Qualifications:  The Company's Nominating and Governance Committee has established policies for the desired attributes of our Board as a whole.  The Board will seek to ensure that a majority of its members are independent as defined in the NASDAQ listing standards.  Each member of our Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders.  In addition, Directors must be committed to devoting the time and effort necessary to be responsible and productive members of our Board. Our Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

Identifying and Evaluating Nominees:  The Nominating and Governance Committee regularly assess the appropriate number of Directors comprising our Board, and whether any vacancies on our Board are expected due to retirement or otherwise.  The Nominating and Governance Committee may consider those factors it deems appropriate in evaluating Director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience.  Depending upon the current needs of our Board, certain factors may be weighed more or less heavily by the Nominating and Governance Committee.  In considering candidates for our Board, the Nominating and Governance Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements established by the Nominating and Governance Committee, does not have any specific minimum qualifications that must be met by a nominee.  The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including current Board members, shareholders, professional search firms or other persons.  The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

The Nominating and Governance Committee will consider additional non-management candidates for election or appointment to the board prior to the 2013 annual meeting. The Committee will be seeking candidates who possess attributes outlined in its charter as referenced below with a preference for those individuals who have industry experience relevant to the Company’s business and significant management expertise with larger companies.

Charter of the Nominating and Governance Committee:  A copy of the charter of the Nominating and Governance Committee is available on our website at www.multibandusa.com.

9

Shareholder Nominations of Candidates for Election to the Board

Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting at which directors are to be elected only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by certified or registered United States mail, postage prepaid and return receipt requested, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Code of Ethics for Senior Financial Management

Our Code of Ethics for Senior Financial Management applies to all of our executive officers, including our Chief Executive Officer and our Chief Financial Officer, and meets the requirements of the Securities and Exchange Commission. We have posted our Code of Ethics for Senior Financial Management on our website at www.multibandusa.com.  We intend to disclose any amendments to and any waivers from a provision of our Code of Ethics for Senior Financial Management on our website within four business days following the amendment or waiver or disclosed in an 8-K filing.

Item 11

Compensation Discussion and Analysis

Our compensation committee:

•	reviews and recommends the compensation arrangements for management, including the compensation for our Chief Executive Officer; and
•	establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

We are committed to attracting, hiring and retaining an experienced management team that can successfully sell and operate our services.  The fundamental policy of our compensation committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and long-term shareholder interest, as well as each officer’s personal performance.  The compensation package for each executive officer is comprised of three elements (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) potential for cash bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our shareholders.

At the beginning of each year, certain performance objectives are set by the compensation committee for management.  2011 corporate objectives included goals based on subscriber sales and certain financial metrics.  By year end, the compensation committee reviews the performance of the Company against the corporate objectives and reviews the performance of each executive officer against their individual objectives.  Based upon results achieved, the executive officers may receive part or all of a targeted bonus award.

Our compensation committee met three times during 2011. The compensation committee is comprised entirely of non-employee Directors who meet the independence requirements of the NASDAQ listing standards.  The compensation committee is comprised of Jonathan Dodge, Eugene Harris, and Donald Miller.

10

Executive and Director Compensation

Summary Compensation Tables (in thousands)

The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100 during the Company’s fiscal years ended December 31, 2011, 2010 and 2009.

Name and principal position	Year	Salary	Bonus	Stock awards	(1) Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other Compensation	Total
	2011	$514	$268	$175	$344	$-	$-	$8	$1,309
James Mandel	2010	450	155	397	207	-	-	12	1,221
Chief Executive Officer	2009	395	230	-	125	-	-	12	762

	2011	315	150	-	-	-	-	12	477
Steven Bell	2010	315	150	-	-	-	-	12	477
Chief Financial Officer	2009	311	100	-	68	-	-	12	491

Henry Block (2)	2011	334	-	-	-	-	-	1	335
Vice President of	2010	341	-	-	34	-	-	2	377
Marketing	2009	338	-	-	-	-	-	-	338

	2011	185	13	-	-	-	-	7	205
Dave Ekman	2010	185	30	-	67	-	-	7	289
Chief Information Officer	2009	158	13	-	-	-	-	5	176

	2011	192	45	-	-	-	-	2	239
Kent Whitney	2010	158	27	-	135	-	-	2	322
Chief Operating Officer	2009	136	25	-	-	-	-	-	161

	2011	256	30	-	-	-	-	11	297
Tom Beaudreau	2010	256	25	-	197	-	-	11	489
President MDU Division	2009	258	25	-	-	-	-	11	294

(1)	The amounts in this column are calculated based on the fair value of the option awards granted during 2011, 2010 and 2009.
(2)	As of July 10, 2012, Henry Block is no longer Vice President of Marketing.

Director Compensation (in thousands)

Outside Directors were each paid an annual cash fee in lieu of restricted stock of $31, an annual retainer varying from $30 to $50, annual chair meeting fees of $8, $5 and $5 for audit, compensation and nominating meeting chairs, respectively and non-chair per meeting fees of $1 per meeting, for all committees in 2011, or their prorated earned portion herewith.  Awards or options to Directors are determined by the Board's Compensation Committee.  Each Director is entitled to reimbursement for his reasonable out of pocket expenses incurred in relation to travel to and from board meetings. Currently, no changes or increases to Outside Director compensation are expected for 2012 or 2013.

Name	Fees earned or paid in cash	Stock awards	(1) Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	(2) All other compensation	Total
F Bennett	$50	$31	$31	$-	$-	$-	$112
J Dodge	41	31	31	-	-	-	103
E Harris	48	31	31	-	-	2	112
D Miller	61	31	31	-	-	2	125
P Pitsch (3)	4	-	-	-	-	-	4

(1)	The amounts in this column are calculated based on fair value and equal the financial statement compensation expense as reported in our 2011 consolidated statement of operations for the fiscal year. Total board of directors options outstanding at December 31, 2011 are 356,620.
(2)	Represents payment of expenses incurred in conjunction with attending board meetings.
(3)	Peter Pitsch became a director on August 17, 2011 therefore was only paid a prorated portion of the fees.

11

Director Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the NASDAQ Stock Market. The independent Directors are Messrs. Frank Bennett, Jonathan Dodge, Eugene Harris, Donald Miller, and Peter Pitsch. Both Messrs. Bennett and Harris have extensive backgrounds in investment banking, finance and raising capital.   They have been valuable to the Company in providing input to management as to how to structure various debt and equity offerings.  Mr. Miller was CFO for a large private company and provides input to the Company with regards to its financial and management reporting.  Mr. Dodge has extensive experience in the tax field and assists the Company on an ongoing basis with answering various tax questions and suggesting various tax strategies. Mr. Pitsch has extensive experience in the communications industry and keeps the Company informed with regards to various regulatory trends affecting the industry.

2011 Grants of Plan-Based Awards (in thousands, except shares and per share amounts)

The following table sets forth information on grants of plan-based awards in 2011 to the named executive officers.

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other	All Other	Exercise or	Grant Date Fair Value of Stock
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)	Stock Awards (#)	Option Awards (#)	base price of award ($/sh)	and Option Awards ($)
James L. Mandel	1/4/11	(1)	64,338	64,338	64,338	-	-	$-	$175
	1/4/11	(2)	92,234	92,234	92,234	-	-	2.72	169
	1/4/11	(3)	87,000	87,000	87,000	-	-	2.72	175

(1)	The base price of this restricted stock grant is $2.72.
(2)	The exercise price of these stock options is $2.72 with a grant date fair value of $1.8323 per share based on the Black-Scholes option pricing model.
(3)	The exercise price of these stock options is $2.72 with a grant date fair value of $2.0115 per share based on the Black-Scholes option pricing model.

Narrative to Summary Compensation Table and 2011 Grants of Plan-Based Awards Table

See the Compensation Discussion and Analysis, as well as the Employment Agreement and Other Compensation and Long-Term Incentive Plans Summaries for a complete description of compensation elements pursuant to which the amounts listed under the Summary Compensation Table and 2011 Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payments.

12

Stock Option Grants During 2011 and 2010 (in thousands, except for shares and per share amounts)

The following table provides information regarding stock options granted during fiscal 2011 and 2010 to the named executive officers in the Summary Compensation Table.

		Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Year	Granted (#)	Year (%)	($/Share)	Date	5%	10%
James L. Mandel	2011	92,234	37.0	$2.72	1/4/18	$102	$238
	2011	87,000	34.9	2.72	1/4/18	96	225
	2010	84,375	4.3	2.00	1/5/17	69	160
	2010	59,211	3.0	1.90	2/10/17	49	107

Steven M. Bell	2011	-	-	-	-	-	-
	2010	-	-	-	-	-	-

David Ekman	2011	-	-	-	-	-	-
	2010	50,000	2.6	1.85	4/1/17	38	88

Henry Block (2)	2011	-	-	-	-	-	-
	2010	25,000	1.3	1.85	4/1/17	19	44

Kent Whitney	2011	-	-	-	-	-	-
	2010	100,000	5.1	1.85	4/1/17	75	176

Tom Beaudreau	2011	-	-	-	-	-	-
	2010	100,000	5.1	1.85	4/1/17	75	176
	2010	50,000	2.6	1.70	5/3/17	35	84

 (1)  The “potential realizable value” shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise.  The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders, continued employment through the vesting period.  The amounts reflected in this table may not necessarily be achieved and do not reflect the Company’s estimate of future stock price growth.

(2) As of July 10, 2012, Henry Block is no longer Vice President of Marketing.

Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options.  To the extent not already exercisable, the options generally become exercisable in the event of a merger in which the Company is not the surviving corporation, a transfer of all shares of stock of the Company, a sale of substantially all the assets, or a dissolution or liquidation, of the Company.

13

Outstanding Equity Awards at Fiscal Year-End (in thousands, except shares and per share amounts)

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2011.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven M. Bell	10,000	(1)	-	-	$5.50	1/8/13	-	$-	-	$-
	5,000	(2)	-	-	9.45	4/23/14	-	-	-	-
	10,000	(3)	-	-	7.25	6/18/14	-	-	-	-
	80,000	(4)	-	-	7.35	1/16/15	-	-	-	-
	37,500	(5)	-	37,500	1.25	1/2/16	-	-	-	-

David Ekman	40,000	(6)	-	-	6.75	4/27/15	-	-	-	-
	16,666	(7)		33,334	1.85	4/1/17	-	-	-	-

James L. Mandel	60,000	(8)	-	-	7.50	1/8/13	-	-	-	-
	20,000	(9)	-	-	7.25	6/18/14	-	-	-	-
	120,000	(10)	-	-	7.35	1/6/15	-	-	-	-
	69,250	(11)	-	69,250	1.25	1/2/16	-	-	-	-
	21,094	(12)	-	63,281	2.00	1/5/17	-	-	-	-
	-	(13)	-	-			56,250	113	28,125	56
	-	(14)	-	-			120,000	228	-	-
	59,211	(15)	-	-	1.90	2/10/17	-	-	-	-
	-	(16)	-	-			21,446	58	42,892	117
	92,234	(17)	-	-		1/4/18	-	-	-	-
	-	(18)	-	87,000		1/4/18	-	-	-	-

Henry Block(23)	-	(19)	-	16,667	1.85	4/1/17	-	-	-	-

Kent Whitney	33,333	(20)	-	66,667	1.85	4/1/17	-	-	-	-
Tom Beaudreau	33,333	(21)	-	66,667	1.85	4/1/17	-	-	-	-
	16,666	(22)	-	33,334	1.70	5/3/17	-	-	-	-

(1)	The stock option was granted January 8, 2003 and is fully vested.
(2)	The stock option was granted April 23, 2004 and is fully vested.
(3)	The stock option was granted June 18, 2004 and is fully vested.
(4)	The stock option was granted January 6, 2005 and is fully vested.
(5)	The stock option was granted January 2, 2009 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/4 on the first anniversary of the grant, 1/4 on the second anniversary of the grant, 1/4 on the third anniversary of the grant, and the remainder on the fourth anniversary of the grant.
(6)	The stock option was granted April 27, 2005 and is fully vested.
(7)	The stock option was granted April 1, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.
(8)	The stock option was granted January 8, 2003 and is fully vested.
(9)	The stock option was granted June 18, 2004 and is fully vested.
(10)	The stock option was granted January 6, 2005 and is fully vested.
(11)	The stock option was granted January 2, 2009 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/4 on the first anniversary of the grant, 1/4 on the second anniversary of the grant, 1/4 on the third anniversary of the grant, and the remainder on the fourth anniversary of the grant.
(12)	The stock option was granted January 5, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/4 on the first anniversary of the grant, 1/4 on the second anniversary of the grant, 1/4 on the third anniversary of the grant, and the remainder on the fourth anniversary of the grant.
(13)	The restricted stock grant was granted January 5, 2010 and is subject to the continued service of the executive officer, the restricted stock grant shall vest 100% on the third anniversary of the grant.
(14)	The restricted stock grant was granted January 11, 2010 and is subject to the continued service of the executive officer, the restricted stock grant shall vest 100% on the second anniversary of the grant.
(15)	The stock option was granted February 10, 2010 and is fully vested.
(16)	The restricted stock grant was issued January 4, 2011 and is subject to the continued service of the executive officer, the restricted stock grant shall vest 100% on the third anniversary of the grant.
(17)	The stock option was granted January 4, 2011 and is fully vested.

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(18)	The stock option was granted January 4, 2011 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/4 on the first anniversary of the grant, 1/4 on the second anniversary of the grant, 1/4 on the third anniversary of the grant, and the remainder on the fourth anniversary of the grant.
(19)	The stock option was granted April 1, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.
(20)	The stock option was granted April 1, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.
(21)	The stock option was granted April 1, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.
(22)	The stock option was granted May 3, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.
(23)	As of July 10, 2012, Henry Block is no longer Vice President of Marketing.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James L. Mandel	12,500	$27,750	-	$-
Henry Block (2)	8,333	22,916	-	-

(1)	The value realized upon exercised of stock options reflects the difference between the price of a share of our common stock on the date of exercise and the exercise price of the stock option.
(2)	As of July 10, 2012, Henry Block is no longer Vice President of Marketing.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 about the Company’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,869,556	$2.81	17,130,444
Equity compensation plans not approved by security holders (1)	-	-	-
TOTAL	2,869,556	$2.81	17,130,444

(1)	The Company’s Board has the authority to grant options and warrants to purchase shares of the Company’s common stock outside of any equity compensation plans approved by security holders.

Employment Agreements and Other Compensation and Long-Term Incentive Plans (in thousands)

The Company has no deferred compensation plans or long-term incentive plans and issued no long-term incentive awards during 2011.

The Company entered into employment agreements with Mr. Mandel on April 25, 2011, and Mr. Bell on April 12, 2011, which provide for annual compensation and the receipt of certain payments and benefits upon particular termination events or a change in control. In addition, the employment agreements have initial terms ending December 31, 2014 and automatically renew for successive 12-month terms unless terminated by either party. Pursuant to Mr. Mandel’s employment agreement, he is entitled to a base salary of $525, which amount increases during the term of the agreement, a $300 signing bonus, and incentive awards pursuant to our incentive compensation plan, contingent on Mr. Mandel meeting certain annual objectives agreed to by him and the Compensation Committee. Pursuant to Mr. Bell’s employment agreement, he is entitled to a base salary of not less than $315, or a higher annual rate if approved by the Chief Executive Officer, a $100 retention bonus, and incentive awards pursuant to our incentive compensation plan, contingent on Mr. Bell meeting certain annual objectives established by the Chief Executive Officer. Pursuant to the employment agreements, in the event that either executive is terminated without cause by us, the executive will receive severance pay in the form of salary continuation of his then base salary from the termination date through the lesser of 36 months or the remaining term of the executive’s employment agreement. Pursuant to the employment agreements, in the event that a change of control leads to either executive’s termination, all deferred or other compensation due to him under the agreement, including without limitation severance pay, stock options, stock grants, incentive awards, and cash bonuses, will become immediately due and payable and all stock options and grants will accelerate in vesting and will vest in full.

15

The Company has also entered into an employment agreement with Mr. Henry Block on January 1, 2009, which has a term ending December 31, 2013, that provides for annual compensation with a base salary of $325, and a cash bonus, which is determined by the executive compensation committee of the board of directors. As of July 10, 2012, the employment contract was amended and Henry Block’s position with the Company changed from Vice President of Marketing to Marketing Consultant.

In addition, the Company has entered into an employment agreement with Mr. Tom Beaudreau, President MDU Division, on December 1, 2011, which has a term ending December 1, 2012 and provides for annual compensation with a base salary of $250, and a performance bonus of up to 50% of his base salary.

The Company maintains key man life insurance policies on the lives of James Mandel and Steven Bell in the amounts of $5,000 and $3,000, respectively.  The Company is the beneficiary of these policies.  The Company also maintains a key man life insurance policy in the amount of $1,000 on the life of Steven Bell.  The Company is the beneficiary of this policy and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of Mr. Bell.

Report of the Compensation Committee

March 30, 2012

To the Board of Directors of Multiband Corporation:

We have reviewed and discussed with management the Company’s Compensation Discussion and Analysis.  Based on this review and these discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in Multiband Corporation’s Annual Report on Form 10-K.

THE COMPENSATION COMMITTEE

Eugene Harris, Chairman Jonathan Dodge Donald Miller

Risk Assessment of our Compensation Policies and Practices

The Compensation Committee, with the assistance of management, has reviewed the Company’s compensation policies and programs for all employees for the purpose of assessing the risks associated with compensation.  After that review, the Compensation Committee determined that the Company’s compensation policies and programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation Committee was composed of Mr. Harris, Chairman, Mr. Dodge and Mr. Miller. None of the Company’s executive officers served during the year ended December 31, 2011 as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) reports that they file. Based solely upon a review these reports and written representations from our directors and executive officers, we believe that our directors, executive officers and 10% owners, other than DTHC, complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2011.

16

Preferred Stock

This section describes the general terms and provisions of our preferred stock. A certificate of designation that contains the terms of each class or series of preferred stock has been filed with the State of Minnesota and the SEC each time we issued a new class or series of preferred stock. Each certificate of designation establishes the number of shares included in a designated class or series and fixes the designation, powers, privileges, preferences and rights of the shares of each class or series as well as any applicable qualifications, limitations or restrictions.

Our board of directors has been authorized to provide for the issuance of various series of preferred stock without the approval of shareholders. With respect to each class or series of our preferred stock, our board of directors has the authority to fix the following terms, among others:

•	the designation of the series;
•	the number of shares within the series;
•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;
•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
•	whether interests in the shares of preferred stock will be represented by depositary shares;
•	whether the shares are redeemable, the redemption price and the terms of redemption;
•	the amount payable for each share if we dissolve or liquidate;
•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;
•	any restrictions on issuance of shares in the same series or any other series;
•	voting rights applicable to the series of preferred stock; and
•	any other rights, priorities, preferences, restrictions or limitations of such series.

Holders of shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and non-accessible, and will not be entitled to preemptive rights unless specified in the applicable certificate of designation.

The following chart summarizes certain terms of our outstanding preferred stock as of August 3, 2012. The certificate of designation for each series should be carefully reviewed to determine exact rights and preferences of each class (in thousands, except share and liquidation preference amounts).

Class/ Series	Date of Issuance	Shares Outstanding (1)	Annual Dividend Rate	Number of shares issued upon conversion (2)	Total Number of Shares Issuable Upon Conversion	Liquidation Preference	Redeemable by Company
A	12/98	12,696	8% payable quarterly	1 shares	12,696	$133,308	Yes (3)
C	6/00	109,000	10% payable quarterly	.40 shares	43,600	1,090,000	Yes (4)
F	6/04	150,000	10% payable quarterly	1 shares	150,000	1,500,000	Yes (4)
G	9/04	10,000	8% payable quarterly	1.25 shares	12,500	100,000	—
		281,696			218,796

(1)	All preferred stock is non-voting.
(2)	Preferred shares are convertible at any time. Figures are adjusted for a 1-for-5 reverse stock split of the Company’s common stock, effective August 7, 2007.
(3)	Redeemable at $10.50 per share in accordance with the terms and conditions of the preferred stock certificate of designation.
(4)	Redeemable at $10.00 per share whenever the Company’s common stock price exceeds certain defined criteria and other terms and conditions of the preferred stock certificate of designation.

Class G has no redemption “call” price.  Upon Multiband's call for redemption, the holders of the preferred stock called for redemption will have the option to convert each share of preferred stock into shares of common stock until the close of business on the date fixed for redemption, unless extended by Multiband in its sole discretion.  Preferred stock not converted would be redeemed.

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Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing, among other rights and preferences, class voting rights that would enable the holders of such preferred stock to block a business combination transaction.  Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.  Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Related Party Transactions (in thousands, except shares and per share amounts)

On June 11, 2012, the Company entered into an unsecured short-term promissory note in the amount of $700 with Frank Bennett, director of the Company. The note carries an interest rate of 8.5% per annum and requires monthly interest only payments with the principal balance due on December 11, 2012.

In June 2011, the Company completed a public offering of 12,880,000 shares of its common stock, of which the Company sold 5,974,932 shares and the selling shareholder (DTHC), after converting its preferred series J shares into common shares, sold 6,905,068 shares at a price of $3.00 per share. The Company did not receive any proceeds from the sale of shares by DTHC. As a result, as of June 30, 2011, DTHC no longer owned a greater than 5% of the Company’s stock and therefore is no longer considered a related party.

In 2011, the Company redeemed 50,000 shares of preferred series E stock for $500 cash to director Eugene Harris.

In 2011, the Company redeemed 145,000 shares of preferred series E stock for $1,450 cash to director Frank Bennett.

The Company paid $48 of preferred series E stock dividends to director Eugene Harris for the year ended December 31, 2011. Payment for dividends was in the form of cash and warrants.

The Company paid $139 of preferred stock dividends to director Frank Bennett for the year ended December 31, 2011. Payment for dividends was in the form of cash, common stock and warrants.

The above transactions were approved by the disinterested members of the Company’s audit committee.

The Company had a line of credit agreement with a bank that provides borrowings up to $50 (see Note 17).  This line of credit was guaranteed by J. Bas Mattingly, Vice President of the Company. The line of credit agreement was terminated on September 21, 2011.

Proceeds for the Company’s acquisition of US Install Inc. completed in February 2008 were obtained via an unsecured promissory note in the amount of $100 between the Company and Bas Mattingly Master, LLC, a trust controlled by J. Basil Mattingly, Vice President of the Company. The balance of this note, $50, was paid in full at March 31, 2011. The note carried an interest rate of 7% per annum.

On September 1, 2009, the Company entered into an unsecured short-term promissory note in the amount of $800 with J. Basil Mattingly, Vice President of the Company. The note carried an interest rate of 4% per annum and payment of its remaining balance as of December 31, 2010, $115, was extended to June 30, 2011, at which time it was paid off.

The Company leases principal offices located at 2000 44th Street SW, Fargo, ND 58013. The Fargo base rate is $18 per month. The Fargo property is owned in part by David Ekman, Chief Information Officer of the Company.

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2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2011 (in thousands)

The Audit Committee of the Company selected Baker Tilly Virchow Krause, LLP, independent registered public accounting firm with offices in Minneapolis, Minnesota, to audit the Company’s consolidated financial statements for the years ended December 31, 2011, 2010 and 2009. Representatives of Baker Tilly Virchow Krause, LLP, are not expected to be present at the Meeting. The following table details the fees paid to Baker Tilly Virchow Krause, LLP, for the years ended December 31, 2011 and 2010.

	2011	2010
Audit Fees	$318	$327
Audit-Related Fees (1)	37	-
Tax Fees	-	-
Total	$355	$327

(1) Audit related fees include issuance of consents, procedures and review of Registration Statements on Forms S-1 and Form S-8.

The Company’s Audit committee consists of Frank Bennett, Eugene Harris and Donald Miller. All three are considered audit committee financial experts independent from management. The Company’s current audit committee charter is incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on 8-K, filed June 9, 2004. The audit committee is responsible for engaging the independent registered public accounting firm and fees related to their services.

The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent registered public accounting firm (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with such approval reported to the committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by section 13(a) of the Securities Exchange Act of 1934. Approximately 100% of the fees paid to Baker Tilly Virchow Krause, LLP, were pre-approved by the audit committee.

No services in connection with appraisal or valuations services, fairness opinions or contribution-in-kind reports were rendered by Baker Tilly Virchow Krause, LLP. Furthermore, no work of Baker Tilly Virchow Krause, LLP, with respect to its services rendered to the Company was performed by anyone other than Baker Tilly Virchow Krause, LLP.

3. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2012

On January 17, 2012, the Audit Committee of the Company approved the dismissal of their independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, and selected Ernst & Young, LLP, to serve as their new independent registered public accounting firm with offices in Minneapolis, Minnesota, to audit the Company’s consolidated financial statements for the year ended December 31, 2012. This change in auditors was made after a competitive bidding process and evaluation. Representatives of Ernst & Young, LLP, are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Board Voting Recommendation

The Board recommends that shareholders vote FOR the proposals to ratify the appointment of Baker Tilly Virchow Krause, LLP and Ernst & Young, LLP, as our independent registered public accounting firm for the years ended December 31, 2011 and December 31, 2012, respectively.

Although ratification is not required pursuant to our By-Laws or otherwise, the Board is submitting the selections of Baker Tilly Virchow Krause, LLP and Ernst & Young, LLP, to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm. If the appointment of either Baker Tilly Virchow Krause LLP or Ernst & Young, LLP, were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

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Performance Graph

The following performance graph compares cumulative total shareholder returns on the Company’s common stock over the last five fiscal years, ended December 31, 2011, with The NASDAQ Stock Market (U.S. Companies) Index and other leading industry indices, assuming initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

COMPARISON OF FIVE YEAR – CUMULATIVE TOTAL RETURNS

PERFORMANCE GRAPH FOR MULTIBAND CORPORATION

PREPARED BY THE RESEARCH DATA GROUP, INC.

MULTIBAND CORPORATION

	12/06	12/07	12/08	12/09	12/10	12/11
Multiband Corporation	100.00	95.09	41.75	70.18	99.65	113.33
NASDAQ Composite	100.00	103.49	63.67	93.75	109.21	107.89
Russell 2000	100.00	98.43	65.18	82.89	105.14	100.75
NASDAQ Telecommunications	100.00	86.54	51.13	69.39	80.75	69.64
S&P Telecommunication Services	100.00	111.94	77.81	84.76	100.83	107.15

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6. OTHER MATTERS

The management of the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Where you can find more information

You can read this proxy statement, form of proxy and our annual report on Form 10-K and all our other filings with the SEC over the Internet at the SEC’s website at www.sec.gov. Copies of the proxy statement and annual report Form 10-K can also be found at our website which is http://www.multibandusa.com/investorRelations.asp. You may request copies of the filing either a hard copy mailing or electronic mailing, at no cost, by telephone at (763) 504-3000, or via electronic mail to steve.bell@multibandusa.com or by mail at Multiband Corporation, 5605 Green Circle Drive, Minnetonka, Minnesota 55343 or via our website at www.multibandusa.com contact IR section, which will be available no later than August 20, 2012. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. If you wish to be able to attend the meeting and vote in person please telephone us at 763-504-3000 for further direction.

Shareholders Proposals for the Annual Meeting in the Year 2013

Proposals of shareholders of the Company intended to be presented by such shareholders at the Company’s 2013 Annual Meeting of Shareholders must be received by the Company no later than April 8, 2013, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Also, if a shareholder proposal intended to be presented at the 2013 Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after June 26, 2013, then management named in the Company’s proxy form for the 2013 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

Date: August 7, 2012	By Order of the Board of Directors,

/s/ Steven M. Bell
Steven M. Bell
Secretary

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MULTIBAND CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 27, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on this form as directed by the shareholder, and on such other business as may properly come before the meeting or any adjournment thereof. If no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors, and FOR the ratification of the election of Baker Tilly Virchow Krause, LLP, as the independent registered public accounting firm of the Company for the Fiscal Year 2011 and FOR the election of Ernst and Young, LLP as the independent registered public accounting firm of the Company for the Fiscal Year 2012

The undersigned, a shareholder of Multiband Corporation (the Company) hereby appoints James Mandel and Steven Bell, and each of them individually, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Multiband Corporation to be held at La Quinta Inn and Suites, 5151 American Boulevard West, Bloomington, MN 55437 on September 27, 2012 at 3:00 p.m., and any adjournments or postponements thereof upon matters set forth below, with all the powers which the undersigned would possess if personally present.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Multiband Corporation, c/o Steven Bell, 5605 Green Circle Drive, Minnetonka, Minnesota 55343.

1. Election of Directors: ’ For all nominees listed below (except as marked to the contrary below)

01	Steven Bell	02	Frank Bennett	03	Eugene Harris
04	James Mandel	05	Donald Miller	06	Peter Pitsch
07	Dr. Martin Singer

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED.) __________________________________________

2. To ratify the election of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm of the Company for Fiscal Year 2011.	☐ For ☐ Against ☐ Abstain

3. To ratify the election of Ernst & Young, LLP, independent registered public accounting firm of the Company for Fiscal Year 2012.	☐ For ☐ Against ☐ Abstain

Such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS CONTAINED IN THIS PROXY.

Address Change? Mark Box / / The undersigned hereby revokes all previous proxies relating to the

Indicate changes below: shares covered hereby and acknowledge receipt of the Notice and Proxy Statement relating to the Annual Meeting.

Address Change? Mark Box / / Indicate changes below:	The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledge receipt of the Notice and Proxy Statement relating to the Annual Meeting.

Dated: ___________________________, 2012

Signature(s) in Box
SHAREHOLDERS MUST SIGN EXACTLY AS THE NAME APPEARS
AT LEFT, WHEN SIGNED AS A CORPORATE OFFICER, EXECUTOR
ADMINISTRATOR, TRUSTEE, OR GUARDIAN, ETC. PLEASE GIVE
FULL TITLE, AS SUCH. BOTH JOINT TENANTS MUST SIGN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON September 27, 2012

The following materials, also included with this Notice, are available for view on the Internet at http://www.multibandusa.com/investorRelations.asp

•	Proxy Statement for the Annual Meeting of Shareholders
•	Annual Report to Shareholders, including Form 10-K, for the year end December 31, 2011.

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